Exhibit 99.1

Press Release

Media Contact:

Eric DeRitis (408) 658-1561

eric.deritis@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL FOURTH QUARTER AND FISCAL YEAR 2016 FINANCIAL RESULTS

CUPERTINO, CA — August 2, 2016 — Seagate Technology plc (NASDAQ: STX) (the “Company” or “Seagate”) today reported financial results for the quarter and fiscal year ended July 1, 2016. For the fourth quarter, the Company reported revenue of $2.7 billion, gross margin of 24.9%, net income of $70 million and diluted earnings per share of $0.23. On a non-GAAP basis, which excludes the net impact of certain items, Seagate reported gross margin of 25.8%, net income of $207 million and diluted earnings per share of $0.69.

During the fourth quarter, the Company generated $269 million in operating cash flow and paid cash dividends of $188 million.

For the fiscal year ended July 1, 2016, the Company reported revenue of $11.2 billion, gross margin of 23.4%, net income of $248 million and diluted earnings per share of $0.82. On a non-GAAP basis, Seagate reported gross margin of 24.6%, net income of $684 million and diluted earnings per share of $2.26.

In fiscal year 2016, the Company generated approximately $1.7 billion in operating cash flow and paid cash dividends of $727 million. Cash, cash equivalents, restricted cash, and short-term investments totaled approximately $1.1 billion at the end of the fiscal year. There were 299 million ordinary shares issued and outstanding as of the end of the fiscal year.

“I am proud of our resilient operational performance and financial discipline through the dynamic technology shifts taking place in our industry,” said Steve Luczo, Seagate’s chairman and chief executive officer.  “I am confident of the Company’s long-term sustainability and prosperity in a world of significant data creation and high-capacity storage demand driven by emerging technologies, and cloud infrastructure deployments. We believe we have the leading storage technology product portfolio, technology roadmap and operational leverage to ensure we are well-positioned for long-term success and shareholder value.”

For a detailed reconciliation of GAAP to non-GAAP results, see accompanying financial tables.

Seagate has issued a Supplemental Financial Information document, which is available on Seagate’s Investors website at www.seagate.com/investors.

Quarterly Cash Dividend

The Board of Directors of the Company (the “Board”) has approved a quarterly cash dividend of $0.63 per share, which will be payable on October 5, 2016 to shareholders of record as of the close of business on September 21, 2016. The payment of any future quarterly dividends will be at the discretion of the Board and will be dependent upon Seagate’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by the Board.

Investor Communications

Seagate management will hold a public webcast today at 6:00 a.m. Pacific Time that can be accessed on its Investor Relations website at www.seagate.com/investors. During today’s webcast, the Company will provide an outlook for its first fiscal quarter of 2017, including key underlying assumptions.

An archived audio webcast of this event will be available shortly following the event conclusion.

About Seagate

To learn more about the Company’s products and services, visit www.seagate.com and follow us on Twitter, Facebook, LinkedIn, Spiceworks, YouTube and subscribe to our blog. The contents of our website and social media channels are not a part of this release.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about the Company’s plans, strategies and prospects and estimates of industry growth for the fiscal quarter ending September 30, 2016 and the fiscal year ending June 30, 2017 and beyond. These statements identify prospective information and may include words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions. These forward-looking statements are based on information available to the Company as of the date of this report and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Such risks and uncertainties include, but are not limited to: the uncertainty in global economic conditions; the impact of the variable demand and adverse pricing environment for disk drives, particularly in view of current business and economic conditions; the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; the Company’s ability to achieve projected cost savings in connection with restructuring plans; possible excess industry supply with respect to particular disk drive products; disruptions to its supply chain or production capabilities; unexpected advances in competing technologies; the development and introduction of products based on new technologies and expansion into new data storage markets; currency fluctuations that may impact the Company’s margins and international sales; cyber-attacks or other data breaches that disrupt its operations or results in the dissemination of proprietary or confidential information; and fluctuations in interest rates. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this report is contained in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on August 11, 2015, the “Risk Factors” section of which is incorporated into this report by reference, and other documents filed with or furnished to the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

The inclusion of Seagate’s website address in this press release is intended to be an inactive textual reference only and not an active hyperlink. The information contained in, or that can be accessed through, Seagate’s website is not part of this press release.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	July 1, 2016	July 3, 2015 (a)
ASSETS
Current assets:
Cash and cash equivalents	$1,125	$2,479
Short-term investments	6	6
Accounts receivable, net	1,318	1,735
Inventories	868	993
Deferred income taxes	—	122
Other current assets	216	233
Total current assets	3,533	5,568
Property, equipment and leasehold improvements, net	2,160	2,278
Goodwill	1,237	874
Other intangible assets, net	448	370
Deferred income taxes	616	496
Other assets, net	258	259
Total Assets	$8,252	$9,845
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,517	$1,540
Accrued employee compensation	184	256
Accrued warranty	104	135
Accrued expenses	444	412
Total current liabilities	2,249	2,343
Long-term accrued warranty	102	113
Long-term accrued income taxes	14	33
Other non-current liabilities	164	183
Long-term debt, less current portion	4,130	4,155
Total Liabilities	6,659	6,827

Equity:
Total Equity	1,593	3,018
Total Liabilities and Equity	$8,252	$9,845

(a) The information in this column was derived from the Company’s audited Consolidated Balance Sheet as of July 3, 2015.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended		For the Fiscal Years Ended
	July 1, 2016	July 3, 2015	July 1, 2016	July 3, 2015 (a)
Revenue	$2,654	$2,927	$11,160	$13,739

Cost of revenue	1,992	2,151	8,545	9,930
Product development	307	324	1,237	1,353
Marketing and administrative	143	203	635	857
Amortization of intangibles	29	34	123	129
Restructuring and other, net	80	9	175	32
Gain on arbitration award, net	—	—	—	(620)
Total operating expenses	2,551	2,721	10,715	11,681

Income from operations	103	206	445	2,058

Interest income	1	2	3	6
Interest expense	(51)	(55)	(193)	(207)
Other, net	1	(4)	19	113
Other income (expense), net	(49)	(57)	(171)	(88)

Income before income taxes	54	149	274	1,970
Provision for (benefit from) income taxes	(16)	11	26	228
Net income	$70	$138	$248	$1,742

Net income per share:
Basic	$0.23	$0.44	$0.83	$5.38
Diluted	0.23	0.43	0.82	5.26
Number of shares used in per share calculations:
Basic	299	316	299	324
Diluted	300	323	302	331

Cash dividends declared per share	$0.63	$0.54	$2.43	$2.05

(a) The information in this column was derived from the Company’s audited Consolidated Statement of Operations for the year ended July 3, 2015.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	For the Fiscal Years Ended
	July 1, 2016	July 3, 2015 (a)
OPERATING ACTIVITIES
Net income	$248	$1,742
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	815	841
Share-based compensation	120	137
(Gain) Loss on redemption and repurchase of debt	(3)	74
Loss on sale of property and equipment	—	2
Impairment of long-lived assets	26	—
Deferred income taxes	(2)	2
Other non-cash operating activities, net	12	(9)
Changes in operating assets and liabilities:
Restricted cash and investments	—	(3)
Accounts receivable, net	464	(2)
Inventories	145	29
Accounts payable	(24)	(58)
Accrued employee compensation	(78)	(40)
Accrued expenses, income taxes and warranty	(42)	(112)
Vendor non-trade receivables	—	47
Other assets and liabilities	(1)	(3)
Net cash provided by operating activities	1,680	2,647
INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(587)	(747)
Proceeds from the sale of strategic investments	1	—
Purchases of short-term investments	—	(5)
Sales of short-term investments	—	4
Maturities of short-term investments	—	19
Cash used in acquisition of businesses, net of cash acquired	(634)	(453)
Other investing activities, net	9	(105)
Net cash used in investing activities	(1,211)	(1,287)
FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	—	1,196
Redemption and repurchase of debt	(22)	(1,026)
Proceeds from issuance of ordinary shares under employee stock plans	79	98
Dividends to shareholders	(727)	(664)
Taxes paid related to net share settlement of equity awards	(56)	—
Repurchases of ordinary shares	(1,090)	(1,087)
Other financing activities, net	(4)	(12)
Net cash used in financing activities	(1,820)	(1,495)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(3)	(20)
Decrease in cash and cash equivalents	(1,354)	(155)
Cash and cash equivalents at the beginning of the year	2,479	2,634
Cash and cash equivalents at the end of the year	$1,125	$2,479

(a) The information in this column was derived from the Company’s audited Consolidated Statement of Cash Flows for the year ended July 3, 2015.

Use of non-GAAP financial information

The Company uses non-GAAP measures of gross margin, net income and diluted earnings per share which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures may be provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that it believes are not indicative of its core operating results and because it is consistent with the financial models and estimates published by financial analysts who follow the Company.

These non-GAAP results are some of the primary measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in its industry.

SEAGATE TECHNOLOGY PLC

ADJUSTMENTS TO GAAP NET INCOME AND DILUTED NET INCOME PER SHARE

(In millions, except per share amounts)

(Unaudited)

		For the Three Months Ended July 1, 2016	For the Fiscal Year Ended July 1, 2016
Reconciliation of GAAP Net Income:
GAAP Net Income		$70	$248
Non-GAAP adjustments:
Revenue	A	(1)	(4)
Cost of revenue	B	23	130
Product development	C	5	16
Marketing and administrative	D	3	27
Amortization of intangibles	E	28	117
Restructuring and other, net	F	80	175
Other income (expense), net	G	(1)	(25)
Non-GAAP net income		$207	$684

Reconciliation of GAAP Diluted Net Income Per Share:
GAAP		$0.23	$0.82
Non-GAAP		$0.69	$2.26
Shares used in diluted net income per share calculation		300	302

A For the three months and fiscal year ended July 1, 2016, Revenue has been adjusted on a non-GAAP basis to exclude revenue associated with our disposed data services business and sales return provision for certain products that will be discontinued.

B For the three months and fiscal year ended July 1, 2016, Cost of revenue on a GAAP basis totaled $2.0 billion and $8.5 billion, respectively, while non-GAAP Cost of revenue, which excludes the impact of certain adjustments, was $2.0 billion and $8.4 billion, respectively.  These non-GAAP adjustments exclude amortization of intangibles associated with acquisitions, recognition of certain terminated contracts and write down of inventory, other acquisition related expenses, and write off of certain fixed assets.

C  For the three months and fiscal year ended July 1, 2016, Product development expense has been adjusted on a non-GAAP basis to exclude the impact of integration costs associated with acquisitions and write off of certain fixed assets.

D For the three months and fiscal year ended July 1, 2016, Marketing and administrative expense has been adjusted on a non-GAAP basis primarily to exclude the write off of certain fixed assets and the impact of integration costs associated with acquisitions, and marketing and administrative expenses of our disposed data services business.

E For the three months and fiscal year ended July 1, 2016, Amortization of intangibles primarily related to our acquisitions has been excluded on a non-GAAP basis.

F For the three months and fiscal year ended July 1, 2016, Restructuring and other, net, has been adjusted on a non-GAAP basis primarily related to a reduction in our workforce as a result of our ongoing focus on cost efficiencies in all areas of our business.

G For the three months and fiscal year ended July 1, 2016, Other income (expense), net, has been adjusted on a non-GAAP basis to exclude the receipt of interest of $33 million on the final arbitration award amount in the Company’s case against Western Digital, the impact of net gains recognized on the early repurchase of debt, and the impairment of certain strategic investments.